Exhibit 99.1        Press Release dated July 28, 2025

Simpson Manufacturing Co., Inc. Announces 2025 Second Quarter Financial Results and Reaffirms 2025 Guidance

●	Net sales of $631.1 million increased 5.7% year-over-year
●	Income from operations of $140.2 million increased 6.1% year-over-year
●	Net income per diluted share of $2.47 increased 6.9% year-over-year
●	Repurchased $35.0 million of common stock during the quarter
●	Declared a $0.29 per share dividend

Pleasanton, CA - July 28, 2025: Simpson Manufacturing Co., Inc. (the “Company”) (NYSE: SSD), an industry leader in engineered structural connectors and building solutions, today announced its financial results for the second quarter of 2025. All comparisons below (which are generally indicated by words such as “increased,” “decreased,” “remained,” or “compared to”), unless otherwise noted, are comparing the quarter ended June 30, 2025 with the quarter ended June 30, 2024. In the first quarter of 2025, the Company reclassified certain engineering costs related to the Company's digital efforts from research and development and engineering expense as well as selling expense to general and administrative expense. The financial results of prior three and six month periods ending on June 30, 2024, were revised to reflect these changes, with $2.8 million and $5.4 million, respectively, of costs being reclassified from research and development expenses and $1.4 million and $2.7 million, respectively, from selling expense to general and administrative expense. While this reclassification impacts the comparability of the results for prior periods, the reclassification did not have any impact on the total operating expenses.

Consolidated 2025 Second Quarter Highlights

	Three Months Ended		Year-Over-	Six Months Ended		Year-Over-
	June 30,		Year	June 30,		Year
	2025	2024	Change	2025	2024	Change
	(In thousands, except per share data and percentages)
Net sales	$631,055	$596,978	5.7%	$1,169,950	$1,127,557	3.8%
Gross profit	294,450	278,547	5.7%	546,490	523,101	4.5%
Gross profit margin	46.7%	46.7%		46.7%	46.4%
Total operating expenses	154,398	145,009	6.5%	304,067	291,620	4.3%
Income from operations	140,244	132,186	6.1%	242,563	228,281	6.3%
Operating income margin	22.2%	22.1%		20.7%	20.2%
Net income	$103,541	$97,831	5.8%	$181,425	$173,258	4.7%
Net income per diluted common share	$2.47	$2.31	6.9%	$4.33	$4.07	6.4%
Adjusted EBITDA[1]	$159,888	$152,571	4.8%	$281,660	$269,850	4.4%

Total U.S. Housing starts[2]	1,360	1,396	(2.6)%

1 Adjusted EBITDA is a non-GAAP financial measure and is defined in the Non-GAAP Financial Measures section of this press release. For a reconciliation of Adjusted EBITDA to U.S. GAAP (“GAAP”) net income, see the schedule titled “Reconciliation of Non-GAAP Financial Measures.”
2 Housing starts is based on trailing twelve months for the periods ended June 30, 2025 and 2024 as reported by United States Census Bureau.

Management Commentary

“Our results underscore the strength and resilience of our business model, as we delivered year-over-year sales growth in a challenging housing market,” said Mike Olosky, President and Chief Executive Officer of Simpson Manufacturing Co., Inc. “We achieved an operating income margin of 22.2%, with year-to-date earnings growth outpacing sales growth. Our volumes outperformed U.S. housing starts by approximately 240 basis points over the trailing twelve months, consistent with our financial objectives. In North America, sales rose 6.4%, driven by a $9.0 million contribution from our 2024 acquisitions and a partial-month benefit from our recent price increases. In Europe, favorable currency translation supported sales growth, while disciplined cost management led to operating margin expansion to 11.7%, our highest second quarter level in over a decade.”

Mr. Olosky added, “We remain confident in our ability to execute our strategic plan through the remainder of 2025, even as headwinds persist in the housing market. Our disciplined capital allocation strategy ensures that investments are aligned with market dynamics and long-term value creation. We are committed to returning at least 35% of free cash flow to stockholders, reflecting our focus on delivering sustainable returns. Our goal remains to be the partner of choice by providing world-class service, innovation, and support to our customers while maintaining strong margins in a dynamic operating environment.”

North America Segment 2025 Second Quarter Financial Highlights

•Net sales of $492.7 million increased 6.4% from $463.0 million primarily due to price increases that took effect in June 2025, incremental sales from the Company's 2024 acquisitions, and increased sales volumes.
•Gross margin declined slightly to 49.7% from 50.0% primarily due to higher warehouse costs, as a percentage of net sales.
•Income from operations of $135.7 million increased 2.7% from $132.1 million. The increase was primarily due to an increase in gross profit, partly offset by higher computer software and hardware costs, personnel costs, mostly due to annual cost of living wage increases and a slight increase in variable incentive compensation.

Europe Segment 2025 Second Quarter Financial Highlights

•Net sales of $133.4 million increased 2.7% from $129.9 million, primarily due to the positive effect of approximately $7.0 million in foreign currency translation, partly offset by lower sales volumes.
•Gross margin increased to 36.2% from 35.4%, primarily due to lower material costs, partly offset by an increase in factory and overhead costs, as a percentage of net sales.
•Income from operations of $15.7 million increased 29.0% from $12.1 million primarily due to an increase in gross profit and a decrease in operating expenses including variable incentive compensation and travel related costs.

Refer to the “Segment and Product Group Information” table below for additional segment information (including information about the Company’s Asia/Pacific and Administrative and All Other segments).

Corporate Developments

•For the quarter ended June 30, 2025, the Company repurchased 216,645 shares of common stock in the open market at an average price of $161.55 per share, for a total of $35.0 million. For the six month period ended June 30, 2025, the Company repurchased 363,285 shares of common stock in the open market at an average price of $165.16 per share, for a total of $60.0 million. As of June 30, 2025, $40.0 million remained available for share repurchases through December 31, 2025 under the Company’s previously announced $100.0 million share repurchase authorization.

•The Company’s Board of Directors (the "Board") declared a quarterly cash dividend of $0.29 per share, estimated to be $12.1 million in aggregate. The dividend will be payable on October 23, 2025, to the Company's stockholders of record on October 2, 2025.

Balance Sheet & 2025 Second Quarter Cash Flow Highlights

•As of June 30, 2025, cash and cash equivalents totaled $190.4 million with total debt outstanding of $376.9 million under the Company's $450.0 million term credit facility.

•Cash flow provided by operating activities of $124.7 million increased from $111.1 million, primarily due to an increase in net income.

•Cash flow used in investing activities of $42.8 million decreased from $56.3 million mostly due to decreases in asset acquisitions.

Business Outlook

The Company is reaffirming its prior 2025 financial outlook. As of today, July 28, 2025, the Company's outlook for the full fiscal year ending December 31, 2025 is as follows:

•Consolidated operating margin is estimated to be in the range of 18.5% to 20.5% given the declining trends and projections for 2025 U.S. housing starts compared to the prior year and the current trade environment. The outlook reflects the previously announced price increases that went into effect on June 2, 2025. The operating margin range does not include any additional pricing actions in 2025 and includes a projected benefit of $12.0 million to $13.0 million from the sale of the original Gallatin, Tennessee facility based on a contracted sales price of $19.1 million.
•The effective tax rate is estimated to be in the range of 25.5% to 26.5%, including both federal and state income tax rates as well as international income tax rates, and assumes minimal impact from recently passed tax legislation.

•Capital expenditures are now estimated to be in the range of $140.0 million to $160.0 million, which includes approximately $70.0 million to $75.0 million remaining for both the Columbus, Ohio facility expansion and the new Gallatin, Tennessee facility construction.

Conference Call Details

Investors, analysts and other interested parties are invited to join the Company’s second quarter 2025 financial results conference call on Monday, July 28, 2025, at 5:00 pm Eastern Time (2:00 pm Pacific Time). To participate, callers may dial (877) 407-0792 (U.S. and Canada) or (201) 689-8263 (International) approximately 10 minutes prior to the start time. The call will be webcast simultaneously and can be accessed through https://viavid.webcasts.com/starthere.jsp?ei=1725129&tp_key=75f00c2110 or a link on the Company’s website at https://ir.simpsonmfg.com/home/default.aspx. For those unable to participate during the live broadcast, a replay of the call will also be available beginning that same day at 8:00 p.m. Eastern Time until 11:59 p.m. Eastern Time on Monday, August 11, 2025 by dialing (844) 512–2921 (U.S. and Canada) or (412) 317–6671 (International) and entering the conference ID: 13754451. The webcast will remain posted on the Investor Relations section of Simpson's website at ir.simpsonmfg.com for 90 days.

A copy of this earnings release will be available prior to the call, accessible through the Investor Relations section of the Company's website at ir.simpsonmfg.com.

About Simpson Manufacturing Co., Inc.

Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood construction products, including connectors, truss plates, fastening systems, fasteners and shearwalls, and concrete construction products, including adhesives, specialty chemicals, mechanical anchors, powder actuated tools and reinforcing carbon & glass fiber materials. The Company primarily supplies its building product solutions to both the residential and commercial markets in North America and Europe. The Company's common stock trades on the New York Stock Exchange under the symbol “SSD.”

Copies of Simpson Manufacturing's Annual Report to Stockholders and its proxy statements and other SEC filings, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, are made available free of charge on the company's website on the same day they are filed with the SEC. To view these filings, visit the Investor Relations section of the Company's website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "outlook," "target," "continue," "predict," "project," "change," "result," "future," "will," "could," "can," "may," "likely," "potentially," or similar expressions. Forward-looking statements are all statements other than those of historical fact and include, but are not limited to, statements about future financial and operating results, our plans, objectives, business outlook, priorities, expectations and intentions, expectations for sales and market growth, comparable sales, earnings and performance, stockholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, strategic initiatives, including the impact of these initiatives on our strategic and operational plans and financial results, and any statement of an assumption underlying any of the foregoing.

Forward-looking statements are subject to inherent uncertainties, risks and other factors that are difficult to predict and could cause our actual results to vary in material respects from what we have expressed or implied by these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those expressed in or implied by our forward-looking statements include the effect of tariffs and international trade policies on our business operations, the effects of inflation and labor and supply shortages on our operations and the operations of our customers, suppliers and business partners, the effect of a global pandemic such as the COVID-19 pandemic or other widespread public health crisis and their effects on the global economy as well as those discussed in the "Risk Factors" and " Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports we file with the SEC.

We caution that you should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Readers are urged to carefully review and consider the various disclosures made in our reports filed with the SEC that advise of the risks and factors that may affect our business, results of operations and financial condition.

Non-GAAP Financial Measures

This press release includes certain financial information, not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Since not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, these measures should not be considered substitutes for the performance measures derived in accordance with GAAP. The Company uses Adjusted EBITDA as an additional financial measure in evaluating the ongoing operating performance of its business. The Company believes Adjusted EBITDA allows it to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. Adjusted EBITDA should not be considered in isolation or as a substitute for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. See the Reconciliation of Non-GAAP Financial Measures below.

The Company defines Adjusted EBITDA as net income (loss) before income taxes, adjusted to exclude depreciation and amortization, integration, acquisition and restructuring costs, non-qualified compensation adjustments, goodwill impairment, gain on bargain purchase, net loss or gain on disposal of assets, interest income or expense, and foreign exchange and other expense (income).

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$631,055	$596,978	$1,169,950	$1,127,557
Cost of sales	336,605	318,431	623,460	604,456
Gross profit	294,450	278,547	546,490	523,101
Research and development and engineering expense	20,767	19,948	40,606	39,213
Selling expense	56,443	54,494	110,607	107,758
General and administrative expense	77,188	70,567	152,854	144,649
Total operating expense	154,398	145,009	304,067	291,620
Acquisition and integration related costs	13	1,590	140	3,636
Net gain on disposal of assets	(205)	(238)	(280)	(436)
Income from operations	140,244	132,186	242,563	228,281
Interest income, net and other finance costs	895	2,092	1,998	2,443
Other & foreign exchange gain (loss), net	(1,684)	(1,588)	(626)	381
Income before taxes	139,455	132,690	243,935	231,105
Provision for income taxes	35,914	34,859	62,510	57,847
Net income	$103,541	$97,831	$181,425	$173,258
Earnings per common share:
Basic	$2.48	$2.32	$4.34	$4.09
Diluted	$2.47	$2.31	$4.33	$4.07
Weighted average shares outstanding:
Basic	41,705	42,251	41,775	42,319
Diluted	41,838	42,418	41,926	42,534
Cash dividends declared per common share	$0.29	$0.28	$0.57	$0.55
Other data:
Depreciation and amortization	$20,995	$19,370	$40,517	$38,559
Pre-tax equity-based compensation expense	$6,367	$5,081	$12,905	$10,427

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Condensed Consolidated Balance Sheets
(In thousands)

	June 30,		December 31,
	2025	2024	2024
Cash and cash equivalents	$190,400	$354,851	$239,371
Trade accounts receivable, net	415,926	377,584	284,392
Inventories	586,623	533,625	593,175
Other current assets	65,169	65,016	59,383
Total current assets	1,258,118	1,331,076	1,176,321
Property, plant and equipment, net	597,536	459,297	531,655
Operating lease right-of-use assets	100,649	84,305	93,933
Goodwill	560,633	497,990	512,383
Intangible assets, net	399,361	352,496	375,051
Other noncurrent assets	48,106	48,197	46,825
Total assets	$2,964,403	$2,773,361	$2,736,168
Trade accounts payable	$95,560	$104,670	$100,972
Long-term debt, current portion	22,500	22,500	22,500
Accrued liabilities and other current liabilities	254,800	233,155	242,876
Total current liabilities	372,860	360,325	366,348
Operating lease liabilities, net of current portion	83,001	69,223	76,184
Long-term debt, net of current portion and issuance costs	351,994	448,171	362,563
Deferred income tax	96,711	93,098	90,303
Other long-term liabilities	120,060	37,743	27,636
Non-qualified deferred compensation plan awards	9,737	—	7,786
Stockholders’ equity	1,930,040	1,764,801	1,805,348
Total liabilities, mezzanine equity, and stockholders’ equity	$2,964,403	$2,773,361	$2,736,168

Simpson Manufacturing Co., Inc. and Subsidiaries
UNAUDITED Segment and Product Group Information
(In thousands)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2025	2024	change*	2025	2024	change*
Net Sales by Reporting Segment
North America	$492,687	$463,022	6.4%	$913,386	$869,771	5.0%
Percentage of total net sales	78.1%	77.6%		78.1%	77.1%
Europe	133,398	129,877	2.7%	247,258	249,814	(1.0)%
Percentage of total net sales	21.1%	21.8%		21.1%	22.2%
Asia/Pacific	4,970	4,079	21.8%	9,306	7,972	16.7%
	$631,055	$596,978	5.7%	$1,169,950	$1,127,557	3.8%
Net Sales by Product Group**
Wood Construction	$535,561	$510,126	5.0%	$995,844	$961,867	3.5%
Percentage of total net sales	84.9%	85.5%		85.1%	85.3%
Concrete Construction	94,402	86,447	9.2%	172,087	165,177	4.2%
Percentage of total net sales	15.0%	14.5%		14.7%	14.6%
Other	1,092	405	N/M	2,019	513	N/M
	$631,055	$596,978	5.7%	$1,169,950	$1,127,557	3.8%
Gross Profit (Loss) by Reporting Segment
North America	$244,639	$231,581	5.6%	$454,931	$432,117	5.3%
North America gross margin	49.7%	50.0%		49.8%	49.7%
Europe	48,275	45,949	5.1%	88,297	89,761	(1.6)%
Europe gross margin	36.2%	35.4%		35.7%	35.9%
Asia/Pacific	1,537	1,486	N/M	3,260	2,162	N/M
Administrative and all other	—	(469)	N/M	2	(939)	N/M
	$294,451	$278,547	5.7%	$546,490	$523,101	4.5%
Income (Loss) from Operations
North America	$135,683	$132,055	2.7%	$239,921	$230,960	3.9%
North America operating margin	27.5%	28.5%		26.3%	26.6%
Europe	15,669	12,145	29.0%	24,978	20,402	22.4%
Europe operating margin	11.7%	9.4%		10.1%	8.2%
Asia/Pacific	(86)	(302)	N/M	273	(877)	N/M
Administrative and all other	(11,022)	(11,712)	N/M	(22,609)	(22,204)	N/M
	$140,244	$132,186	6.1%	$242,563	$228,281	6.3%

*	Unfavorable percentage changes are presented in parentheses, if any.
**	The Company manages its business by geographic segment but presents sales by product group as additional information.
N/M	Statistic is not material or not meaningful.

Simpson Manufacturing Co., Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(In thousands) (Unaudited)
A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Income	$103,541	$97,831	$181,425	$173,258
Provision for income taxes	35,914	34,859	62,510	57,847
Interest income, net and other financing costs	(895)	(2,092)	(1,998)	$(2,443)
Depreciation and amortization	20,995	19,370	40,517	38,559
Other*	333	2,603	(794)	2,629
Adjusted EBITDA	$159,888	$152,571	$281,660	$269,850

*Other: Includes acquisition integration and restructuring related expenses, non-qualified deferred compensation adjustments, other & foreign exchange loss net, and net loss or gain on disposal of assets.

CONTACT:
Addo Investor Relations
investor.relations@strongtie.com
(310) 829-5400